UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2018

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Financial Center 666 Walnut St. Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if they registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, the Federal Home Loan Bank of Des Moines board of directors (Des Moines Bank Board) elected Joe R. Kesler to serve as the Montana member director on the Des Moines Bank Board, filling the vacancy created by the retirement of Michael J. Blodnick. Mr. Kesler is currently serving as a director on the board of First Montana Bank in Missoula, Montana. He was previously the president and CEO of First Montana Bank from 2005 to February 2018. Mr. Kesler will serve on the Human Resources and Compensation Committee and Finance and Planning Committee.

Item 7.01 Regulation FD Disclosure.

On March 9, 2018, the Bank issued an announcement to its members concerning Mr. Kesler's election. The announcement is attached as Exhibit 99.1 to this Current Report. The information set forth under Item 5.02 is also furnished pursuant to this Item 7.01.

The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number 99.1         Member Announcement, dated March 9, 2018, issued by the Bank

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

March 9, 2018	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer